UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

Heavy Earth Resources, Inc.
 (Exact name of registrant as specified in Charter)

Florida (State or other jurisdiction of incorporation)	000-52979 (Commission File Number)	75-3160134 (IRS Employer Identification No.)

625 Second Street, #280, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 813-5079

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Energy into a Material Definitive Agreement.

On December 6, 2012, Heavy Earth Resources, Inc. (the “Registrant”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an investor (the “Purchaser”) providing for the issuance and sale by the Registrant to the Purchaser of an aggregate principal value of $500,000 of a 6% senior convertible debenture (the “Debenture”) and common stock purchase warrants to purchase an aggregate of 833,333 shares of the Registrant’s Common Stock (the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”), in exchange for the aggregate purchase price of approximately $500,000.

The Debenture will become due and payable three years from December 6, 2012, the date of issuance.  The Debenture may be converted at any time at the option of the Purchasers into shares of the Registrant’s common stock at a conversion price of $0.60 per share (the “Conversion Price”).  The Debenture bears interest at the rate of 6% per annum increasing to 12% per annum on December 31, 2012 in the event that the Registrant has not consummated a primary public offering of its securities with gross proceeds of at least $6,000,000 on or before December 31, 2012, further increasing to 15% per annum on January 15, 2013 in the event the Registrant’s common stock is not listed for trading on the Nasdaq Capital Market or the Nasdaq Global Market by January 15, 2013, and finally increasing to 18% in an event of default.  Interest is payable quarterly payable in cash and may be payable in shares of the Registrant’s common stock if certain conditions are met, including but not limited to, the condition that the Registrant is not in default and the daily trading volume for the Registrant’s common stock exceeds 25,000 shares per trading day.  The Debenture also provides the Registrant with the option to redeem the Debenture at 115% of the outstanding principal together with any accrued but unpaid interest at any time if certain conditions are met.

The Warrants grant the Purchaser the right to purchase up to a number of shares of Common Stock equal to 100% of the shares underlying the principal amount of the Debenture, have an exercise price of $0.85 per share, are exercisable immediately upon issuance and have a term of exercise of five years from December 6, 2012, the date of issuance.

The securities sold pursuant to the Securities Purchase Agreement have not been registered under the Securities Act of 1933 (the “Securities Act”) and were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from registration and prospectus delivery requirements of the Securities Act, which exemption is specified by Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.  The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

On December 6, 2012, in connection with the Securities Purchase Agreement, the Registrant and the Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, the Registrant is required to file a registration statement (the “Registration Statement”) within 45 days following such closing to register the resale of the shares underlying the Debenture and the Warrant Shares.  The failure on the part of the Registrant to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject the Registrant to payment of monetary penalties.

In connection with the Securities Purchase Agreement, each of the Registrant’s subsidiaries, Deep Core Inc., DCX, S.A.S., and Deep Core (Barbados) Inc. (collectively, the “Subsidiaries”), entered into a Subsidiary Guarantee dated December 6, 2012 (the “Subsidiary Guarantee”), pursuant to which the Subsidiaries jointly and severally guaranteed to the Purchasers and their respective successors and assigns, the prompt and complete repayment of the Debenture.

The foregoing description of the Securities Purchase Agreement, the Debenture, the Warrants, the Registration Rights Agreement and the Subsidiary Guarantee  is only a summary of the material terms of each document and is qualified in its entirety by reference to the full text of each document.  Copies of the Form of Securities Purchase Agreement, the Form of Debenture, the Form of Warrant, the Form of Registration Rights Agreement and the Form of Subsidiary Guarantee are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5  respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02 in its entirety.  On December 6, 2012, the Registrant issued the Debenture and Warrants to the Purchasers. The Debenture and Warrants are being offered and sold pursuant to an exemption from registration and prospectus delivery requirements of the Securities Act, which exemption is specified by Regulation S promulgated pursuant to that act.  The shares to be issued upon conversion of the Debenture and exercise of the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Form of Securities Purchase Agreement.
10.2	Form of 6% Senior Convertible Debenture.
10.3	Form of Common Stock Purchase Warrant.
10.4	Form of Registration Rights Agreement.
10.5	Form of Subsidiary Guarantee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Heavy Earth Resources, Inc.

Date: December 12, 2012	By:	/s/ Grant Draper
Grant Draper President and Chief Executive Officer